UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2009

Commission file number 0-7843

4Kids Entertainment, Inc. (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-2691380 (I.R.S. Employer Identification No.)

1414 Avenue of the Americas New York, New York 10019 (212) 758-7666 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Termination of a Material Definative Agreement

The On October 21, 2009, 4Kids Entertainment, Inc. (the "Company") issued a press release reporting that on October 20, 2009, the Mirage Group, owners of the Teenage Mutant Ninja Turtles property, sold the iconic brand to Nickelodeon, part of MTV Networks, a division of Viacom Inc. In connection with the sale, the Company has received a payment of approximately $9.75 million in consideration of its agreement to terminate its right to serve as the merchandise licensing agent for the property prior to the scheduled expiration of the representation agreement between it and the Mirage Group in 2012. 4Kids may also receive up to an additional $1 million depending on the performance of the property through June 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits

            Exhibit                                                                       Description

99.1                                    Press release issued by 4Kids Entertainment, Inc. dated October 21, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2009

4KIDS ENTERTAINMENT, INC. BY: /s/ Bruce R. Foster Bruce R. Foster Executive Vice President and Chief Financial Officer